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                                                                     EXHIBIT 4.5


                           FORM OF SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "AGREEMENT"), dated as of March 12, 2003, is entered into by and between Novatel Wireless, Inc., a Delaware corporation (the "GRANTOR"), and PS Capital LLC, as collateral agent and representative (in such capacity, the "AGENT") for the holders ("NOTE HOLDERS") of the Secured Convertible Subordinated Notes dated as of the date hereof (as amended and in effect from time to time, the "SECURED NOTES"), issued by the Grantor to the Note Holders. The Note Holders and the Agent, including their respective successors and permitted assigns, are collectively referred to herein as the "SECURED PARTIES."

                                    RECITALS

         WHEREAS, the Grantor and the Note Holders have entered into a Securities Purchase Agreement (the "PURCHASE AGREEMENT"), pursuant to which, among other things, the Note Holders have agreed to lend to the Grantor the aggregate principal sum of $1,200,000 (the "LOAN"), which Loan will be evidenced by the Secured Notes;

         WHEREAS, in order to induce the Note Holders to make the Loan, the Grantor has agreed to grant security interests in favor of the Agent, as collateral agent and representative for the pro rata benefit of the Note Holders, as more fully set forth herein;

         WHEREAS, it is a condition precedent to the Note Holders entering into the Purchase Agreement and making the Loan that the Grantor executes and delivers this Security Agreement; and

         WHEREAS, the Grantor previously granted security interests in favor of two existing and senior secured parties;

                           NOW, THEREFORE, in consideration of the premises
contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         Section 1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, or, if not defined therein, shall have the meanings set forth in the Secured Notes. All terms defined in the Uniform Commercial Code as from time to time enacted and in effect in the State of California (the "UCC") and used herein without other definitions shall have the same definitions herein as specified from time to time therein. In addition, the following terms shall have the respective meanings set forth below:

                           "OBLIGATIONS" means all indebtedness, obligations and
liabilities of the Grantor to the Secured Parties, in its capacity as such, under the Secured Notes and this Agreement, including without limitation principal, interest (whether accruing prior to or after the commencement of any proceeding under bankruptcy, insolvency, receivership or similar laws), and all fees, costs and expenses payable in respect thereof (including reasonable legal, investment banking, accounting, and other professional fees and expenses

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and court costs) existing on the date of this Agreement or arising thereafter, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or the Secured Notes or in respect of the Loan or any other extensions of credit made under the Secured Notes or other instruments at any time evidencing any thereof or otherwise made by the Secured Parties.

                           "PERMITTED LIENS" means (a) liens to secure taxes,
assessments and other government charges in respect of obligations not overdue or being contested in good faith through appropriate procedures or liens to secure claims for labor, material or supplies in respect of obligations not overdue or being contested in good faith through appropriate procedures; (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations; (c) liens in respect of judgments or awards that otherwise do not create an Event of Default; (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 60 days from the date of creation thereof in respect of obligations not overdue or being contested in good faith through appropriate procedures; (e) encumbrances on real estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Grantor is a party; (f) liens in favor of the Secured Parties; (g) purchase money security interests in specific items of equipment; (h) liens granted pursuant to the Silicon Valley Bank Agreement, so long as the aggregate principal amount of the obligations outstanding with respect to such liens does not exceed the "Credit Limit" as defined in the Silicon Valley Bank Agreement (as such definition is formulated as of the date hereof); (i) liens granted pursuant to the Sanmina Agreements (but only prior to the issuance of the Sanmina Notes); (j) liens granted pursuant to the Sanmina Notes and related security agreement; and (k) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by the lien described in clause (h) of this section, subject to the principal limit set forth in such clause.

         "PERSON" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, organization, or other entity.

         "RIGHTS OF THE SENIOR SECURED LENDERS" shall mean (i) the rights of Silicon Valley Bank pursuant to the Silicon Valley Bank Agreement (subject to the provisions of the Subordination Agreement of even date herewith among Silicon Valley Bank, the Grantor and the Secured Parties), and (ii) prior to the Sanmina Closing (as defined in the Purchase Agreement), the rights of Sanmina-SCI Corporation and Sanmina Canada ULC pursuant to the Sanmina Agreements. After the issuance of the Sanmina Notes, Silicon Valley Bank shall be the sole lender with a security interest that is senior to the security interest granted in this Agreement, and the security interest granted hereunder shall be pari-passu with that security interest granted pursuant to the security agreement entered into by the Grantor in connection with the Sanmina Notes.

         "SILICON VALLEY BANK AGREEMENT" shall mean that certain Loan and Security Agreement, dated as of November 29, 2001, between the Company and Silicon Valley Bank, Commercial Finance Division (as amended, provided that any such amendment shall

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not provide for aggregate obligations in excess of the limit provided in clause
(h) of the "Permitted Liens" definition above).

         "SANMINA AGREEMENTS" shall mean (i) that certain Settlement Agreement and Mutual General Release, dated as of January 12, 2002, between the Company and Sanmina-SCI Corporation and Sanmina Canada ULC; and (ii) that certain Security Agreement, dated as of January 12, 2002, between the Company and Sanmina-SCI Corporation, in each case as in effect on the date hereof.

         Section 2.        Grant of Security Interest.

                           (a)      The Grantor hereby grants to the Agent, as
collateral agent and representative for the pro rata benefit of the Note Holders, to secure the timely payment and performance in full of all of the Obligations, a continuing security interest in and so pledges and assigns to the Agent (as collateral agent and representative for the pro rata benefit of the Note Holders) the following properties, assets and rights of the Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds, products, rents, offspring and profits thereof, accessions thereto, and supporting obligations relating thereto (all of the same being hereinafter called the "COLLATERAL"):

                           All personal and fixture property of every kind and
nature including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, goods, vehicles, accounts, contract rights, payment intangibles, rights to the payment of money, insurance refund claims, health-care-insurance receivables and all other insurance claims and proceeds, tort claims, proceeds of fraudulent transfer, preference, or similar claims, pension fund overfunded amounts, chattel paper, documents, instruments, letters of credit, letter-of-credit rights, investment accounts, securities, security entitlements, securities accounts, securities contracts, commodities contracts, commodities accounts, financial assets, investment property, and all general intangibles, tax refund claims, recoveries for preference and fraudulent conveyance actions, license fees, patents, patent applications, trademarks, trademark applications, trade names, trade styles, trade dress, logos, other source of business identifiers, associated product lines, rights to use, advertise, market and sell all inventions disclosed or claimed in any of the foregoing, copyrights, copyright applications, mask-works, rights to sue and recover for past infringement of patents, trademarks, copyrights and mask-works, renewals, reissues and extensions of all of the foregoing, computer programs, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Grantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Grantor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics, and all proceeds, products, rents and profits, of all of the foregoing, however evidenced; provided, however, that Collateral shall not include, and the Company shall not be deemed to have granted a security interest in, (i) any of the Company's rights or interests in any license, contract or agreement to which the Company is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of a prohibition on assignment (which is otherwise valid and enforceable) contained in such license, contract or agreement or otherwise; and
(ii) any real property.

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         Section 3.        Title to Collateral, etc. The Grantor is the owner of
the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other Permitted Liens. The Grantor has full power and authority to grant the security interests granted pursuant to Section 2 hereof and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, other than any consent or approval that has been obtained. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9102(34) or "consumer goods" as defined in Section 9102(23), of the UCC.

         Section 4. Continuous Perfection. The Grantor's principal place of business and jurisdiction of organization are as indicated on Schedule 1 hereto. Until all Obligations have been paid and performed and this Agreement has been terminated, the Grantor will not change the same, or the name, identity, corporate structure or jurisdiction of organization of the Grantor in any manner, without providing at least thirty (30) days' prior written notice to the Agent.

         Section 5. No Liens. Except for the security interest herein granted and other Permitted Liens, the Grantor shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Grantor shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Secured Parties. The Grantor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any Person other than the Agent (as collateral agent and for the pro rata benefit of the Secured Parties), except for Permitted Liens.

         Section 6. No Transfers. The Grantor will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for (a) licenses of general intangibles in the ordinary course of business and (b) sales or other dispositions in the ordinary course of business.

         Section 7. Maintenance of Collateral; Compliance with Law. The Grantor will keep the Collateral in good order and repair (subject to ordinary wear and tear) and will not use the same in violation of law or any policy of insurance thereon. The Agent, or its designee, may inspect the Collateral at any reasonable time and upon reasonable notice, wherever located. The Grantor will pay promptly when due, or contest in good faith via appropriate procedures, all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement.

         Section 8.        Collateral Protection Expenses; Preservation of
Collateral.

                           (a)      In its discretion, but subject to Rights of
the Senior Secured Lenders, the Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Grantor agrees to reimburse the Agent on demand for any and all expenditures so made. The Agent shall have no obligation to the Grantor to make any such expenditures, nor shall the making thereof relieve the Grantor of any default.

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                           (b)      Anything herein to the contrary
notwithstanding, the Grantor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Grantor thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to the Agent or to which the Agent may be entitled at any time or times. The Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9207 and, with respect to Collateral under the Agent's control, Section 9208, of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.

         Section 9. Securities and Deposits. Subject to the Rights of the Senior Secured Lenders, the Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it on the Obligations. Whether or not Obligations are due the Agent may (subject to the Rights of the Senior Secured Lenders) demand, sue for, collect, or make any settlement or compromise it deems desirable with respect to the Collateral. Regardless of the adequacy of the Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from any Secured Party to the Grantor may at any time be applied or set off against any of the Obligations.

         Section 10. Notification to Account Debtors and Other Obligors. Subject to the Rights of the Senior Secured Lenders, the Grantor shall, at any time upon the request of the Agent, notify account debtors on accounts, chattel paper and general intangibles of the Grantor and obligors on instruments or other collateral for which the Grantor is an obligee of the security interest of the Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Agent or the Secured Parties or to any financial institution designated by the Agent as the Agent's agent therefor, and the Agent may itself, without notice to or demand upon the Grantor, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, the Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Grantor as trustee for the Agent and the Secured Parties without commingling the same with other funds of the Grantor and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. Subject to the Rights of the Senior Secured Lenders, the Grantor shall apply the proceeds of collection of accounts, chattel paper, general intangibles, and instruments received by the Agent to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

         Section 11. Further Assurances. The Grantor, at its own expense, shall promptly do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Agent may reasonably request more completely to vest in and assure to

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the Agent its rights hereunder or in any of the Collateral (on behalf of, and for the pro rata benefit of, the Secured Parties), including, without limitation, (a) executing (if necessary), delivering and, where appropriate, filing financing statements and continuation statements under the UCC and documents having comparable functions under other applicable law; (b) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party; (c) obtaining waivers from mortgagees and landlords; (d) subject to the Rights of the Senior Secured Lenders, taking all actions required by the UCC, including obtaining any necessary agreements from securities intermediaries, depository banks, or, as applicable, letter of credit issuers, to establish and maintain the Agent's control over all investment property, deposit accounts, chattel paper, and letter of credit rights; (e) obtaining insurance endorsements, including (subject to the Rights of the Senior Secured Lenders) loss payee and additional insured endorsements, as applicable; and (f) promptly notifying the Agent of any commercial tort claim arising after the date hereof. The Grantor authorizes the Agent from time to time to file such financing statements or other documents as the Agent may deem appropriate to perfect the security interest granted hereunder, or to ensure the continuing perfection, priority and enforceability thereof. The Grantor acknowledges that any such financing statements may describe the Collateral as "all assets" of the Grantor or contain any other description of similar import. Subject to the Rights of the Senior Secured Lenders, if any amount greater than $50,000, in the aggregate, payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent.

         Section  12.      Power of Attorney.

                           (a)      Subject to the Rights of the Senior Secured
Lenders, the Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Grantor or in the Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

                                    (i)      upon the occurrence and during the
continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at the Grantor's expense, at any time, or from time to time, all acts and things that the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do, including, without limitation, (A) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (B) upon written notice to the Grantor and any other secured lenders, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects,

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with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (C) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                                    (ii)     to file such financing statements,
including amendments, assignments, continuation statements and initial financing statements in lieu of continuation statements, with respect hereto, with or without the Grantor's signature, or a photocopy of this Agreement in substitution for a financing statement, in tangible form, electronically or by any other available means, at such times and with such filing offices as the Agent may deem appropriate and to execute in the Grantor's name any financing statements and continuation statements which may for any reason require the Grantor's signature. Any such financing statements may describe the Collateral as described herein, may indicate that the Agent has a security interest in all assets or all personal property of the Grantor, or may otherwise appropriately describe the Collateral.

                           (b)      To the extent permitted by law, the Grantor
hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                           (c)      The powers conferred on the Agent hereunder
are solely to protect the interests of the Agent (and the Secured Parties) in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for the Agent's own gross negligence or willful misconduct.

         Section 13. Remedies. Subject to the Rights of the Senior Secured Lenders, if an Event of Default shall have occurred and be continuing, the Agent may, without notice or demand to the Grantor, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, including, without limitation, the right to take possession of the Collateral for the pro rata benefit of the Secured Parties, and for that purpose the Agent may, so far as the Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Subject to the Rights of the Senior Secured Lenders, the Agent may in its discretion require the Grantor to assemble all or any part of the Collateral at such location or locations within the state(s) of the Grantor's principal office(s) or at such other locations as the Agent may designate. Subject to the Rights of the Senior Secured Lenders, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Grantor at least ten (10) business days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Grantor waives any and all rights that it may have to judicial hearing in advance of the enforcement of any of the Agent's and the Secured Parties' rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and exercise its rights with respect thereto.

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         Section 14.       Waivers; Amendment.

                           (a)      The Grantor waives (to the extent permitted
by applicable law) demand, notice, protest, notice of acceptance of this Agreement, notice of Loan made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. Neither the Secured Parties nor the Agent shall have any duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

                           (b)      No amendment of any provision of this
Agreement shall in any event be effective unless the same shall be in writing and signed by both parties hereto. The Agent shall not be deemed to have waived any of its or the Secured Parties' rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent. No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Agent and the Secured Parties with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

         Section 15. Marshalling. The Agent shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent and the Secured Parties hereunder in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Agent's or the Secured Parties' rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

         Section 16. Proceeds of Dispositions; Expenses. The Grantor shall pay to the Agent and the Secured Parties on demand any and all reasonable expenses, including expenses of its counsel, accountants and of any experts, agents or other professional advisors, incurred or paid by the Agent or the Secured Parties in protecting, preserving or enforcing the Agent's or the Secured Parties' rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied

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to the payment of the Obligations in such order or preference as the Agent may determine, proper allowance being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9608 and 9615 of the UCC, any excess shall be returned to the Grantor. In the event that the proceeds of dispositions of all Collateral are not sufficient to pay the Obligations in full, the Grantor shall remain liable for any deficiency.

         Section 17. Overdue Amounts. Until paid, all amounts due and payable by the Grantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Secured Note.

         Section 18. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in all of the Collateral and the security interest shall survive until, and this Agreement shall remain in full force and effect and terminate only upon, the payment and performance in full of all Obligations (including payment in full in cash in immediately available funds in the case of Obligations consisting of payment obligations).

         Section 19. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Company for liquidation or reorganization, should Company become insolvent or make an assignment for the benefit of any creditor or creditors, or should a receiver or trustee be appointed for all or any significant part of Company's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         Section 20. Governing Law. THIS AGREEMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA (EXCEPT TO THE EXTENT THAT THE UNIFORM COMMERCIAL CODE OF ANOTHER STATE WOULD GOVERN MATTERS PERTAINING TO COLLATERAL PURSUANT TO THE CHOICE OF LAW RULES SET FORTH IN THE APPLICABLE UNIFORM COMMERCIAL CODE). The parties hereto (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the courts of the State of California sitting in the County of Los Angeles, or any Federal court in such State, (b) waive any objection which such party may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the jurisdiction of the State Courts located in said State in any such suit, action or proceeding. Each such party further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in said courts in said State, and agrees that service of process upon such party, mailed by certified mail to such party's address specified in Section 22, will be deemed in every respect effective service of process upon such party, in any suit, action or proceeding.

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         Section 21.       Waiver of Jury Trial. EACH PARTY HERETO WAIVES THEIR
RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each party waives any right that it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Grantor (a) certifies that neither the Agent y nor any representative, agent or attorney of the Agent has represented, expressly or otherwise, that the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in making the Loan evidenced by the Secured Note, the Secured Parties and the Agent are relying upon, among other things, the waivers and certifications contained in this Section 21.

         Section 22.       Miscellaneous.

                           (a)      The headings of each section of this
Agreement are for convenience only and shall not define or limit the provisions thereof.

                           (b)      This Agreement and all rights and
obligations hereunder shall be binding upon the Grantor and its respective successors and assigns, and shall inure to the benefit of the Agent, the Secured Parties, and their successors and assigns.

                           (c)      If any term of this Agreement shall be held
to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

                           (d)      This Agreement and the Exhibits and
Schedules, taken together with the Secured Note and the Purchase Agreement and the other documents contemplated therein and herein represents the final agreement between the parties hereto with respect to the matters set forth herein and may supersede any prior oral or written, or any contemporaneous oral agreements or understandings of the parties hereto.

                           (e)      Notices, demands, consents or other
communications given or made in connection with this Note shall be in writing and shall be sent via facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and deemed given when so mailed to the following addresses:

                                    if to Grantor, to:

                                           Novatel Wireless, Inc.
                                           9360 Towne Centre Drive, Suite 110
                                           San Diego, CA  92121
                                           Attention: Peter Leparulo, Chief
                                                      Executive Officer
                                           Facsimile: (858) 812-3414

                                    with a copy so mailed to:

                                           Latham & Watkins LLP
                                           633 West Fifth Street, Suite 4000
                                           Los Angeles, CA 90071-2007
                                           Attention: J. Scott Hodgkins, Esq.
                                           Facsimile:  (213) 891-8763

                                    if to Agent to:

                                           PS Capital LLC
                                           800 Fifth Avenue, Suite 19a
                                           New York, NY  10002
                                           Attention: Stan Blau
                                           Facsimile: (212) 988-5333

                                    with a copy so mailed to:

                                           Irell & Manella LLP
                                           1800 Avenue of the Stars, Suite 900
                                           Los Angeles, CA  90067
                                           Attention: Alvin G. Segel, Esq.
                                           Facsimile: (310) 203-7199

                           (f)      This Agreement may be executed in two or
more counterparts and/or by facsimile, each of which shall constitute an original but all of which when taken together shall constitute but one contract. The Grantor acknowledges receipt of a copy of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                     [Signature Page to Security Agreement]

         IN WITNESS WHEREOF, intending to be legally bound, the undersigned Grantor has caused this Agreement to be duly executed as of the date first above written.

                                          GRANTOR

                                          Novatel Wireless, Inc.,
                                          a Delaware corporation

                                          By:  /s/ Peter V. Leparulo
                                               Name:  Peter V. Leparulo
                                               Title: Chief Executive Officer

Accepted:

AGENT

PS Capital LLC

/s/Stanley M. Blau
-------------------------------------
By:  Stanley M. Blau
Its: Managing Director

                                   SCHEDULE 1

     GRANTOR'S PRINCIPAL PLACE OF BUSINESS AND JURISDICTION OF ORGANIZATION

Jurisdiction of Organization:      Delaware
Principal Place of Business:       California